UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2014

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2014, General Growth Properties, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at which 819,878,579 shares of its common stock were represented.  During the Annual Meeting, our stockholders were asked to consider and vote upon the proposals described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on April 1, 2014.  The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee:	Voted For	Voted Against	Abstain	Broker Non-Votes
Richard B. Clark	588,330,074	186,774,497	22,196,333	22,577,675
Mary Lou Fiala	746,723,665	18,300,730	32,276,509	22,577,675
J. Bruce Flatt	754,992,874	20,156,206	22,151,824	22,577,675
John K. Haley	759,694,258	5,326,298	32,280,348	22,577,675
Daniel B. Hurwitz	757,557,090	7,463,096	32,280,718	22,577,675
Brian W. Kingston	766,161,865	8,997,809	22,141,230	22,577,675
Sandeep Mathrani	751,327,332	13,711,110	32,262,462	22,577,675
David J. Neithercut	760,909,150	4,109,693	32,282,061	22,577,675
Mark R. Patterson	719,372,633	45,646,760	32,281,511	22,577,675

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the stockholders by the votes set forth below.

Voted For	Voted Against	Abstain
794,676,847	2,976,964	22,224,768

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of our named executive directors by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
710,150,134	43,615,467	43,535,303	22,577,675

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: May 20, 2014